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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of Gerdau Ameristeel Corporation and on Form F-4 of GUSAP Partners, PASUG LLC, Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel Lake Ontario Inc., Porter Bros. Corporation, MFT Acquisition, Corp., Gerdau Ameristeel MRM Special Sections Inc., 1062316 Ontario Limited, Co-Steel Benefit Plans Inc., 1300554 Ontario Limited, 1551533 Ontario Limited, 3038482 Nova Scotia Company, Gerdau USA Inc., Gerdau Ameristeel US Inc., Co-Steel C.S.M. Corp., Raritan River Urban Renewal Corp., Co-Steel Benefit Plans USA Inc. and N.J.S.C. Investment Co., Inc. our report dated January 24, 2003, except for certain information contained in Notes 3 and 20, as to which the date is April 4, 2003, relating to the financial statements of Gerdau Ameristeel Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Auditors, Transfer Agent and Registrar" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Orlando, Florida
December 18, 2003